EXHIBIT 99.1
CAUTIONARY STATEMENTS
Certain information in this Form 10-K may contain forward-looking statements regarding future events or the future performance of the Company. These risk factors include, without limitation, uncertainties relating to customer plans and commitments, including, without limitation (i) fluctuations in regional demand patterns and economic factors could harm our operations; (ii) we buy a significant amount of our products from a limited number of suppliers, and they may not provide us with competitive products at reasonable prices when we need them in the future; (iii) our dependence on our computer and communications systems; (iv) uncertainty regarding future volatility in our Common Stock price; (v) our ability to expand and implement our future growth strategy, including acquisitions; (vi) protecting our proprietary information; (vii) rapid technological changes in the wireless industry could render our services or the products we handle obsolete or less marketable; (viii) intense industry competition; (ix) the loss or reduction in orders from principal customers or a reduction in the prices we are able to charge these customers could cause our revenues to decline and impair our cash flows; (x) our ability to retain existing logistic services customers at acceptable returns upon expiration or termination of existing agreements; (xi) our business could be harmed by consolidation of mobile operators; (xii) we make significant investments in the technology used in our business and rely on that technology to function effectively without interruptions; (xiii) our future operating results will depend on our ability to maintain volumes and margins; (xiv) the effect of natural disasters, epidemics, hostilities or terrorist attacks on our operations; (xv) uncertainty regarding whether wireless equipment manufacturers and wireless network operators will continue to outsource aspects of their business to us;(xvi) the current economic downturn could cause a severe disruption in our operations; (xvii) our implementation of Centers of Excellence may not be successful; (xviii) our ability to continue to enter into relationships and financing that may provide us with minimal returns or losses on our investments; (xix) collections of our accounts receivable; (xx) our ability to manage and sustain future growth at our historical or current rates; (xxi) our ability to attract and retain qualified management and other personnel and the cost of complying with labor agreements and high rate of personnel turnover; (xxii) our reliance upon third parties to manufacture products which we distribute and reliance upon their quality control procedures; (xxiii) our debt facilities could prevent us from borrowing additional funds, if needed; (xxiv) our reliance on suppliers to provide trade credit facilities to adequately fund our on-going operations and product purchases; (xxv) a significant percentage of our revenues are generated outside of the United States in countries that may have volatile currencies or other risks; (xxvi) the impact that seasonality may have on our business and results; (xxvii) potential dilution to existing shareholders from the issuance of securities under our long-term incentive plans; and (xxviii) the existence of anti-takeover measures. Because of the aforementioned uncertainties affecting our future operating results, past performance should not be considered to be a reliable indicator of future performance, and investors should not use historical trends to anticipate future results or trends. The words “believe,” “expect,” “anticipate,” “estimate” “intend,” “likely”, “will”, “should” and “plan” and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which speak only as of the date that such statement was made. We undertake no obligation to update any forward-looking statement.